QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.1

        GORDON & SILVER, LTD.
 ATTORNEYS AT LAW
NINTH FLOOR
3960 HOWARD HUGHES PARKWAY
LAS VEGAS, NEVADA 89109-5978
(702) 796-5555
FAX (702) 369-2666
www.gordonsilver.com

GERALD M. GORDON JEFFREY A. SILVER BRADLEY J. RICHARDSON JOSEPH S. KISTLER WILLIAM M. NOALL ERIC R. OLSEN JAMES S. MACE	STEPHEN B. YOKEN THOMAS H. FELL RICHARD L. GALIN BRADLEY N. BOODT KATHRYN GRAITGE NOAL L BRIGID M. HIGGINS	JAMES J. FEDER Of Counsel (LICENSED ONLY IN CALIFORNIA) DARYL S. ALTERWITZ Of Counsel

ERIKA PIKE TURNER GREGORY E. GARMAN CYNTHIA A. LEVASSEUR DONALD G. MARTIN LYNDA P. KING MATTHEW C. ZIRZOW MARK C. NICOLETTI	MANDY S. SHAVINSKY AMBRISH S. SIDHU JULIANNA M. BOOR ELDA M. LUNA GARY T. ASHMAN MICHAEL R. BRUNET

February 10, 2003

Axonyx Inc.
825 Third Avenue, 40th Floor
New York, NY 10022

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as special Nevada counsel to Axonyx Inc., a Nevada corporation (the "Company"), in connection with the registration by the Company of 9,929,363 shares (the "Shares") of the Company's common stock, $0.001 par value per share ("Common Stock"), through the use of a Form S-3 Registration Statement, together with any amendments thereto (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

        We understand that the Shares consist solely of (i) 6,486,242 shares of Common Stock (the "Issued Shares") that were issued by the Company pursuant to the Common Stock and Warrant Purchase Agreement, dated as of December 31, 2002 (the "Agreement"), by and between the Company and the persons identified in Exhibit A to the Agreement and (ii) 3,243,121 shares of Common Stock (the "Warrant Shares") that are issuable under Common Stock Purchase Warrants that were issued by the Company under, or in connection with, the Agreement (the "Warrants"). We further understand that the Shares are to be offered and sold exclusively by shareholders of the Company pursuant to the Registration Statement, with none of the sale proceeds being paid to the Company.

        This letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K, as promulgated by the Commission.

        For the purpose of rendering our opinions set forth herein, we have examined and relied on copies of (i) the Registration Statement; (ii) the Agreement; (iii) the Warrants; (iv) a Letter Agreement, dated January 15, 2003, by and between the Company and AFO Advisors, LLC and certified by the Vice President and Secretary of the Company as of February 5, 2003 (the "AFO Agreement"); (v) a Secretary's Certificate, dated as of February 5, 2003, executed by the Vice President and Secretary of the Company; (vi) a Certificate of Existence with Status in Good Standing, dated February 4, 2003, issued by the Secretary of State of the State of Nevada (the "Secretary of State") with respect to the Company; (vii) Restated Articles of Incorporation of the Company, dated June 23, 2000, certified by the Secretary of State as of February 4, 2003 and certified by the Vice President and Secretary of the Company as of February 5, 2003; (viii) the Company's bylaws, certified by the Vice President and Secretary of the Company as of February 5, 2003; (ix) unanimous written consents of the Company's board of directors, dated December 30, 2002, January 6, 2003 and January 15, 2003, certified by the Vice President and Secretary of the Company as of February 5, 2003; and (x) such other records of the Company and such other documents, records and certificates, certified or otherwise identified to our satisfaction, as we deemed relevant or appropriate.

Axonyx Inc.
February 10, 2003

        We have assumed (A) the authenticity of any and all documents submitted to us as originals; (B) the genuineness of all signatures on documents submitted to us; (C) the legal capacity of natural persons executing all relevant documents; (D) the accuracy and completeness of all corporate records provided to us by the Company; (E) the veracity as of the date of this letter of the certificates, records, documents and other instruments furnished to us even though they may have been signed or issued on an earlier date (although, with your permission, we have not independently verified the statements made therein nor have we investigated the basis for the representations contained therein); (F) issuance by the Company of the Issued Shares in accordance with the Agreement against delivery of the consideration therefor specified in the Agreement; (G) issuance by the Company of the Warrants in accordance with the Agreement and the AFO Agreement against delivery of the consideration therefor specified in the Agreement and the AFO Agreement; (H) the due execution, validity and binding effect of the Agreement, the AFO Agreement, the Warrants and the Personal Services Agreement that is referenced in the AFO Agreement; (I) conformity to the originals of all documents submitted to us as copies; and (J) no changes in applicable law between the date of this letter and the date of the events which are the subject of this letter.

        Based on our review and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

        1.    The Issued Shares are duly authorized, legally issued, fully paid and non-assessable.

        2.    The Warrant Shares are duly authorized and if, as and when the Warrant Shares are issued in accordance with the respective Warrants against delivery of the consideration therefor specified in the Warrants, the Warrant Shares will be legally issued, fully paid and non-assessable.

        We are licensed to practice law in the State of Nevada and the opinions set forth herein are expressly limited to the laws of the State of Nevada. No opinion is given or implied regarding federal law or the laws of any jurisdiction other than the State of Nevada as currently in effect.

        Our opinions herein are governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association Section of Business Law (1991). Consequently, our opinions are subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as described in the Accord, in addition to the qualifications, exceptions and limitations specifically set forth herein, and our opinions herein should be read in conjunction with the Accord. In the event of any inconsistency between the qualifications, exceptions and limitations of the Accord and those specifically set forth herein, the more restrictive qualifications, exceptions and limitations shall control.

        This letter is being delivered to the Company in connection with the filing of the Registration Statement with the Commission and may not be used or relied upon for any other purpose.

        We consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

        Our opinions herein are rendered as of the date of this letter and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may come to our attention and which may alter, affect or modify such opinions. Our opinions are expressly limited to the matters set forth above and we render no opinion, by implication or otherwise, as to any other matters relating to the Company or any of the Shares or as to any securities other than the Shares.

Very truly yours,
/s/ Gordon & Silver, Ltd.
GORDON & SILVER, LTD.

QuickLinks

  Exhibit 5.1
Re: Registration Statement on Form S-3